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                                                                   Exhibit 23.2


                  [LETTERHEAD OF MACINTYRE & CO APPEARS HERE]




The Board of Directors
Telegroup, Inc.




We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                      /s/ MacIntyre & Co.


28, Ely Place
London
ECIN 6RL

December 19, 1997